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                                                                EXHIBIT 23.26


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 11, 1997 (except with respect to the matters discussed in Note 7, as to which the date is June 3, 1997) in this Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company ("AIMCO"). We further consent to the incorporation by reference of our report into AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-8997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), AIMCO's Registration Statement on Form S-3 (No. 333-20755), AIMCO's Registration Statement on Form S-3 (No. 333-36531), AIMCO's Registration Statement on Form S-3 (No. 333-36537), and AIMCO's Registration Statement on Form S-8 (No. 333-36803), all previously filed with the Securities and Exchange Commission.

                                        /s/ Arthur Andersen LLP


Washington, D.C.
October 3, 1997